Exhibit 10.1

GR8 Seas Holdings Inc.

SALES & PURCHASE AGREEMENT

CONTRACT CODE: GR8-SKYWOLF500BL-52419

THIS AGREEMENT (THE “AGREEMENT”)

is entered into this 22nd day of July, 2019.

BY and BETWEEN

GR8 SEAS HOLDINGS INC. ("Buyer")

803 N. BRIDGE ST. SUITE A,

YORKVILLE, ILLINOIS 60560, USA

MR. WILLIAM STEPHENS

PRESIDENT

Hereinafter referred to as the (‘Buyer’).

AND

SkyWolf Wind Turbine Corp. ("Seller")

156 Court Street

Geneseo, NY 14454

Mr. Gerald Brock

President and CEO

(Hereinafter referred to as the ‘Seller’).

Buyer and Seller are hereinafter collectively referred to herein as the ("Parties").

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GR8 Seas Holdings Inc.

RECITALS

A. Pursuant to our Letter of Intent to purchase SkyWolf DAWT wind turbines dated February 11, 2019 for Buyer to deploy in its exclusive territorial (Republic of the Philippines) per the previous reseller’s agreement between City Tech Solutions Group and Seller dated May 19, 2018. Specifically, the turbines will be deployed between several awarded energy projects in which Gr8 Seas has been awarded in the Philippines, Mexico, Lebanon and other locations TBD.

B. Buyer now wishes to enter into a blanket contract purchase order with Seller for 500 wind turbine units. We understand this quantity of 500 wind turbine units will be deployed over a period of 18-24 months from date of this contract.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller shall, on a non-exclusive basis, sell to Buyer, and Buyer shall purchase from Seller, the following Goods:

(a) Contract Order Details:

Quantity and Type:	500 SKYWOLF DAWT Model # 35H-001 turbines (the "Goods") as described on Exhibit A hereto (Blanket Order over 18-24 months)

Contract Price:	$26,000 USD Each (subject to adjustment as provided in §4(a))

Total Contract:	$13,000,000 USD (subject to adjustment as provided in §4(a))

Release Schedule:	150* Release Order # 52419-01 per Initial Release Order and Form of Release Order attached as Exhibit A
*(Del in 3x - 50 turbines per month starting October 2019)
350 – To Be Released within 24 months

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GR8 Seas Holdings Inc.

(b) This does not include Micro-Grid equipment, integration, enclosure, controls, battery backup, shipping, and installation and are additional costs to be determined by SkyWolf on a project order by project order basis ("Ancillary Equipment and Services").. The parties agree to develop a Specific Scope of Work (SOW) and site consideration to determine complete and final pricing for Ancillary Equipment and Services.

(c) In connection to this commitment, Buyer will cooperate with Seller to identify manufacturing resources and material sourcing in an effort to help maximize the overall profitability of the 500 units.

(d) Turbine Price and Micro-Grid System Price Summary Estimates for Ancillary Equipment and Services:

1-Turbines, Qty 500	$13,000,000.00

2-Battery Backup	TBD site Specific

2-Generator with Slab	TBD site Specific

3-Micro-Grid Equipment	TBD site Specific

4-Micro Grid Enclosure:
Enclosure Foundation:	On Site per additional agreement
Enclosure Fence:	On Site per additional agreement
Transformer Pad:	On Site per additional agreement
Site Grading:	On Site per additional agreement

5-Turbine Installation	On Site

This contract addresses the manufacture and sale of the SkyWolf Model 35H-A Hybrid Diffused Augmented Wind Turbine (DAWT) (“Turbines”). The manufacture, performance, delivery and sale of Ancillary Equipment and Services in item #2-5 are not part of this contract and shall be set forth in a separate agreement between the parties.

2.  Terms of Agreement Prevail Over Buyer's Release Order. This Agreement is expressly limited to the terms of this Agreement, the SkyWolf Terms and Conditions, attached as Exhibit B and any applicable Release Order submitted by Buyer for the release of Goods purchased hereunder in the form attached hereto as Exhibit A ("Release Order"). The terms of this Agreement prevail over any terms or conditions contained in any other documentation and expressly exclude any of Buyer's general terms and conditions contained in any Release Order or other document issued by Buyer. In the event of any conflict between the terms of this Agreement and the terms of any Release Order or any other document issued by Buyer, the terms of this Agreement prevail.

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GR8 Seas Holdings Inc.

3.  Manufacturing and Delivery.

(a) Commencement of Manufacturing. Following receipt of Release Order and deposit of any applicable portion of the Purchase Price under Section 4(c), Buyer shall begin manufacture of the number of units of Goods set forth in the Release Order. The initial schedule for release of the first 150 Turbines is set forth above in Section 1(a). Buyer shall have delivered to Seller Release Orders covering all 500 units of Goods purchased hereunder no later than the second anniversary of the date of this Agreement.

(b) Delivery. Unless expressly agreed to by the Parties for any individual Release Order, or as set forth in Section 5, Seller shall deliver the Goods to FOB SkyWolf Plant Geneseo, NY, using Seller's standard methods for packaging and shipping such Goods.

(c) Late Delivery. Any time quoted by Seller for delivery is an estimate only. Seller is not liable for or in respect of any loss or damage arising from any delay in filling any order, failure to deliver or delay in delivery. No delay in the shipment or delivery of any Goods relieves Buyer of its obligations under this Agreement, including without limitation accepting delivery of any remaining installment(s) of Goods.

(d) Certain Estimates. In connection with the manufacturing, delivery and installation of the Turbines, the parties contemplate the following estimates, which estimates are not binding on the Parties:

TERMS
Initial Production Lead Time	1 to 3 months
*Shipping FOB SkyWolf	est. $3,000 to $7,000 per 20’ ocean freight container
**Travel as required:	est. $6,000 to $10,000 per adult round trip
**SkyWolf Training:	Billed hrly time and material
**SkyWolf Field Engineering Services:	Billed hrly time and material

*Determined at time of shipment and paid in full FOB

**Additional unexpected services and support may apply

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GR8 Seas Holdings Inc.

4.  Price and Payment.

(a) Price. Buyer shall purchase the Goods from Seller at the purchase price of Thirteen Million and 00/100 Dollars ($13,000,000) ("Purchase Price"), or $26,000 per turbine unit ("Purchase Price per Unit") as set forth in Section 1(a). In the event the purchase price of any component parts used by Seller in the manufacture of the Goods shall increase due to tariffs, the Purchase Price shall be increased by such amount and the Buyer shall pay such additional amounts.

(b) Shipping Charges, Insurance, and Taxes. Buyer shall pay for, and shall hold Seller harmless from, all shipping charges and insurance costs. In addition, all prices are exclusive of, and Buyer is solely responsible for, and shall pay, and shall hold Seller harmless from, all taxes, with respect to, or measured by, the manufacture, sale, shipment, use or Purchase Price of the Goods.

(c) Deposit of Purchase Price.

(i)          Initial Order Deposit. Upon the submission of each Release Order, Buyer shall begin depositing in a separate bank account designated by the Seller an amount representing sixty percent (60%) of the total Purchase Price for the Goods listed in the Release Order (“Initial Order Deposit”). Buyer shall deposit with Seller the full Initial Order Deposit for a Release Order no later than thirty (30) days after delivery of such Release Order.

(ii)         Follow-On Order Deposit. Buyer shall deposit with Seller an additional fifteen percent (15%) of the Purchase Price for the Goods listed in the Release Order ("Follow-On Order Deposit") no later than the earlier of: (i) sixty (60) days after delivery of such Release Order, and (ii) Seller’s delivery of the first turbine listed in such Release Order. Seller shall not be required to deliver the Goods until the deposits in this Section 4(c) have been made.

(iii)        Withdrawal; Seller shall deliver to Buyer a copy of its withdrawal request and withdrawals of the amounts representing the Initial Order Deposit and the Follow-On Order Deposit.

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GR8 Seas Holdings Inc.

(d) Final Payment of the Purchase Price. Buyer shall pay the remainder of the Purchase Price for the Goods within thirty (30) days of shipment of the Goods FOB Seller's office Geneseo, New York. Any failure to deposit any portion of the Purchase Price according to Section 4(c) shall not relieve Buyer of its obligation to pay the Purchase Price.

(e) Late Payments. Buyer shall pay interest on all late payments, calculated daily and compounded monthly at the lesser of the rate of 1.5% per month or the highest rate permissible under applicable law, calculated daily and compounded monthly. Buyer shall also reimburse Seller for all costs incurred in collecting any late payments, including, without limitation, attorneys' fees. If Buyer fails to pay any amounts when due under this Agreement, Seller may (a) suspend the delivery of any [Goods/Turbines], or (b) terminate this Agreement pursuant to the terms and conditions of this agreement.

5. Title and Risk of Loss. Title to Goods ordered and risk of loss to all Goods ordered passes to Buyer upon delivery of such Goods to the FOB Buyer's office Geneseo, NY. At Seller's election, it may deliver any component parts contained within the Goods, including but not limited to, the generator, to Buyer separately at the component manufacturer's or component distributor's location. In that event title and risk of loss to such component parts shall pass at the location specified in a notice to Buyer, which would generally be FOB at the component manufacturer's or component distributor's location.

6. Compliance. General Compliance with Laws. Buyer shall at all times comply with all laws applicable to this Agreement, Buyer's performance of its obligations hereunder and Buyer's use or sale of the Goods. Without limiting the generality of the foregoing, Buyer shall (a) at its own expense, maintain all certifications, credentials, licenses, and permits necessary to conduct its business relating to the purchase or use of the Goods and (b) not engage in any activity or transaction involving the Goods, by way of shipment, use or otherwise, that violates any law. Buyer and its representatives are in compliance with the Foreign Corrupt Practices Act of 1977, as amended ("FCPA") and shall cause its representatives to, comply with the FCPA, including maintaining and complying with all policies and procedures to ensure compliance with the FCPA.

7. Miscellaneous.

(a) Further Assurances. Upon Seller's reasonable request, Buyer shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

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GR8 Seas Holdings Inc.

(b) Entire Agreement. Subject to Section 2, this Agreement, including all related exhibits, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(c) Notices. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a "Notice") must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section). All Notices must be delivered by personal delivery, nationally recognized overnight courier or certified or registered mail (in each case, return receipt requested, postage prepaid) by facsimile or e-mail (with confirmation of transmission). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

THE BUYER
Name:	GR8 SEAS HOLDINGS INC
Settlement Account:	GR8 SEAS HOLDINGS INC
Address:	803 N Bridge St STE A, Yorkville, IL 60560
Signatory:	William Stephens
Title:	President/CEO
Phone No:	+630-885-9998
Email:	williams@gr8seastrading.com

THE SELLER
Name:	SKYWOLF WIND TURBINE CORP.
Address:	156 Court Street, Geneseo NY, 14454
Signatory:	Gerald Brock
Title:	President/CEO
Phone No:	585-447-9135
Email:	gbrock@skywolfwindturbines.com

(d) Amendments. No amendment to or modification of or rescission, termination, or discharge of this Agreement is effective unless it is in writing and signed by an authorized representative of each Party.

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GR8 Seas Holdings Inc.

(e) Assignment. Buyer may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Seller. Seller may assign any of its rights or delegate any of its obligations to any person or entity acquiring all or substantially all of Seller's assets. Any purported assignment or delegation in violation of this Section is null and void. No assignment or delegation relieves the assigning or delegating Party of any of its obligations under this Agreement.

(f) Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

(g) Choice of Law. This Agreement and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

(h). Choice of Forum. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever against the other Party in any way arising from or relating to this Agreement in any forum other than in the federal or state courts sitting in Rochester, New York and any appellate court from any thereof. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in the federal or state courts sitting in Rochester, New York. Each Party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(i) Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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GR8 Seas Holdings Inc.

Witnessed, Agreed and signed upon this 22nd day of July 2019

BUYER:	GR8 SEAS HOLDINGS INC.

/s/ William Stephens
William Stephens
President/CEO

SELLER:	SkyWolf Wind Turbine Corp.

/s/ Gerald Brock
Mr. Gerald Brock
President/CEO

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GR8 Seas Holdings Inc.

Exhibit A – Initial Release Order/Form of Release Order

QUOTATION #05202019

156 Court Street

Geneseo, NY 14454

Phone 585-447-9135

Fax: 585-447-9136

Terms: Qty purchase 150 DAWT value min each order

To: William Stephens, President

Gr8 Seas Holdings Inc.

803 N. Bridge Street

Suite A

Yorkville, IL 60560

SALES	SHIP VIA	FOB
Brock	Freight Forwarder TBD	Geneseo, NY 14454

QTY	UNIT	DESCRIPTION	UNIT PRICE
150	Release 1

Model 35H-A Hybrid Diffused Augmented Wind Turbine (DAWT)

-Includes complete Turbine and Control Panel

-Includes Field Service training with initial purchase

-DAWT Avg Annual energy production in New York State: 8,412 Kwh/yr

Total Qty 500

350 units TBR (To Be Released)

Micro-Grid Equipment and Controls Integration

Installation

Battery Backup

Shipping

Additional Service and Training billed hrly plus travel

$26,000 ea plus applicable tariff and taxes as they apply TBD Site Specific TBD Site Specific TBD Site Specific TBD Site Specific Invoiced Time and Material
	TERMS:	SkyWolf attached Terms and Conditions (TC) apply Production Terms: Shipment schedule as determined Installation Terms: per PAD install drawing Warranty: Limited Warranty applies. See Section 3 TC

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GR8 Seas Holdings Inc.

EXHIBIT B

SKYWOLF - TERMS AND CONDITIONS

1.           These terms and conditions of sale (these "Terms") govern the sale of the goods ("Goods") by the SkyWolf Wind Turbine Corp. ("Seller") to GR8 Seas Holdings Inc. ("Buyer"). These terms and conditions are part of and incorporated into that certain Sale and Purchase Agreement dated July 22, 2019 by and between Buyer and Seller (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement. There are no warranties, representations or agreements which extend beyond the terms of this acknowledgement.

2.           Unless otherwise specified and agreed upon, the material to be furnished will be subject to Seller’s standard inspection at place of manufacture or installation as determined by Seller in its sole discretion. If inspection by Buyer is specifically required on an order, such inspection shall be so conducted as not to interfere unreasonably with Seller’s operations, and consequent approval or rejection shall be made before shipment of material and installation. Notwithstanding the foregoing, if upon receipt of such material by Buyer the same shall appear not to conform to the contract between the Buyer and Seller, Buyer shall immediately notify Seller of such conditions and afford the Seller a reasonable opportunity to inspect the material. No material shall be returned without Seller’s written approval.

3.           Limited Warranty. The Goods are subject to the Limited Warranty attached hereto as Exhibit C.

4.           Payment; No Set-Off Right: Buyer shall make no deductions (including those for alleged demands) from payments due hereunder. Buyer shall not, and acknowledges that it will have no right, under this Agreement, any Release Order, or any other agreement to withhold, offset, or debit any amounts owed (or to become due and owing ) to Seller against any other amount owed (or to become due and owing) to it by Seller, whether relating to Seller's or its Affiliates' breach or non-performance of this Agreement, any Release Order, any other agreement between (a) Buyer or any of its affiliates and (b) Seller, or otherwise.

5.           Seller’s obligation to produce or deliver hereunder is conditioned upon maintenance by Buyer of credit standing at least as high as when the order was accepted, and upon Buyer’s prompt payment when due of any sum owing by Buyer to Seller under an agreement between them.

6.           The price stipulated does not include any taxes in the nature of sales or use taxes unless such tax be described and shown separately on the face hereof. Buyer shall bear all taxes, if any, applicable to this sale, whether or not so described and shown.

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GR8 Seas Holdings Inc.

7.           Buyer shall indemnify, defend and hold Seller harmless from and against all claims, suits, judgments, cost, losses, expenses (including attorney’s fees) and liabilities from: (a) infringement (actual or claimed) of patents, copyrights or trademarks arising from compliance with Buyer’s design, specifications or instructions and the fulfilment of Buyer’s order; (b) any negligent or more culpable act or omission of Buyer or its personnel in connection with the performance of its obligations under this Agreement; (c) any bodily injury, death of any person or damage to real or tangible personal property caused by the negligent acts or omissions of Buyer or its personnel; and (d) any failure by Buyer or its personnel to comply with any applicable laws.

8.           It is the desire of Seller to meet requested delivery schedules. However, Seller will not incur any liability arising out of any delay in delivery for any reason other than an arbitrary refusal of Seller to perform. Delivery dates furnished by Seller represent the best estimates of the time required to make the shipment.

9.           Omitted.

10.         For prices quoted in currency other than US Dollars, fluctuations of ±10% against the US Dollar exchange rate will be reflected on actual invoice.

11.         Payment to SkyWolf Wind Turbine Corp.: Payment by check should be mailed to: SkyWolf Wind Turbine Corporation, 156 Court Street, Geneseo NY, 14454.

12.         SkyWolf Wind Turbine Corporation can guarantee and validate the energy performance as indicated in our performance calculations demonstrated in upstate New York identified in our literature.

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GR8 Seas Holdings Inc.

EXHIBIT C –Limited Warranty

SkyWolf Wind Turbine Corporation

Model 35H-001

SkyWolf Wind Turbine Corp. ("SkyWolf" or the "Seller"), hereby warrants to the original purchaser ("Buyer") of the SkyWolf Turbine Model 35H-001 and the associated electronics and towers supplied by SkyWolf Wind Turbine Corp., (the "Goods") and the initial purchaser of the Goods from Buyer who owns the Goods when initially installed at the initial site of installation (the "Installing Purchaser") that the Goods are warranted against defects in design, material and workmanship under normal use for which intended. SkyWolf’s wind turbine towers and blades carry a twenty (20) year pro-rated warranty after date of installation at the initial site of installation ("Initial Installation Date"). Electronic components supplied by SkyWolf Wind Turbine Corp., as part of the Goods carry a three year (3) warranty from the Initial Installation Date. Generators supplied by SkyWolf Wind Turbine Corp., as part of the Goods carry a three (3) year warranty from the Initial Installation Date although they were designed to last 20 years under full load operation. The solar panels supplied by SkyWolf Wind Turbine Corp. as part of the Goods carry a fifteen (15) year warranty from the Initial Installation Date.

During the warranty period for each particular component, SkyWolf Wind Turbine Corp., will repair or replace, at its discretion with a Returned Material Authorization (RMA) form (SWF1200)., defective components or assemblies and pay one-way shipping charges. For Buyers or Installing Purchasers not in the USA, shipping and insurance charges will be pre-paid to the port of entry into such customer’s country

Warranty coverage is extended only to the Buyer or Installing Purchaser who has submitted a properly completed SkyWolf Wind Turbine Corp., Warranty Registration Form within 60 days of installation. Required inspections and any maintenance tasks per SkyWolf Installation Manual must be up to date and documented. All returns must be approved by SkyWolf prior to returning and must include the defective part and completed RMA form (SWF1200).

This limited warranty does not cover:

1.	Towers and equipment, materials or supplies not manufactured or supplied by SkyWolf Wind Turbine Corp.;

2.	SkyWolf Wind Turbine Corp., equipment that has been modified without prior factory approval;

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GR8 Seas Holdings Inc.

3.	Repairs performed by personnel not authorized by SkyWolf Wind Turbine Corp.;

4.	Damage resulting from use of equipment not supplied by SkyWolf Wind Turbine Corp.;

5.	Damage or loss of function sustained during periods when wind speed exceeds (100 mph or 44.7 M/S);

6.	Acts of God;

7.	Incidental or consequential damages;

8.	Deviation from PAD Installation Dwg S1.0 supplied.

Products manufactured by a third party ("Third Party Product") may contain, be contained in, incorporated into, attached to or packaged together with the Goods. Except as set forth above, Third Party Products are not covered by the warranty in this section. For the avoidance of doubt, Seller makes no representations or warranties with respect to any Third Party Product.

THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER SKYWOLF WIND TURBINE CORP., GUARANTEES OR WARRANTIES EXPRESSED OR IMPLIED OR STATUTORY. SELLER WILL NOT BE LIABLE FOR ANY LOSS, DAMAGE, INJURY OR EXPENSE OF ANY KIND OR NATURE CAUSED, DIRECTLY OR INDIRECTLY, AS A RESULT OF HAVING DELIVERED A NONCONFORMING PRODUCT, INCLUDING, WITHOUT LIMITATION, ANY SUCH LOSS, DAMAGE, INJURY OR EXPENSE ARISING FROM ANY INTERRUPTION OR SERVICE OR FOR ANY LOSS OF BUSINESS WHATSOEVER OR HOWEVER CAUSED, AND ANY LOST PROFITS OR ANY OTHER INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES. THE SOLE REMEDY SHALL BE THE REPAIR OR REPLACEMENT OF THE PRODUCT. NO EMPLOYEE, AGENT, DEALER, OR OTHER PERSON IS AUTHORIZED TO OFFER WARRANTIES ON BEHALF OF SKYWOLF WIND TURBINE CORP. SKYWOLF WIND TURBINE CORP., RESERVES THE RIGHT TO MAKE DESIGN CHANGES, IMPROVEMENTS AND ADDITIONS TO ITS PRODUCTS WITHOUT OBLIGATION TO INSTALL SUCH IN PRODUCTS PREVIOUSLY MANUFACTURED.

To make a claim under this warranty, Installing Purchaser must:

a)	Complete and return the SkyWolf Warranty Registration Form to the Company at its address set forth in the form (SWF1100) and acceptable proof of correct system installation (SWF2000) within 60 days of the first installation of the Goods.
b)	Call our Customer Service Department at 855-538-6418;
c)	Furnish documentation showing the original purchase date and purchaser;

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d)	Give written notice of the defect, reasonably described, to Seller within 14 days of the time when Buyer discovers or ought to have discovered the defect;
e)	Make the claim within the applicable warranty period referenced above from the first installation of the Goods at its initial site of installation; and
f)	Provide a dated picture together with a general description of the damage.

Except from Buyer to the Installing Purchaser, this warranty is non-assignable and non-transferable.

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EXHIBIT D - FORM OF SKYWOLF WARRANTY REGISTRATION FORM

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SkyWolf Warranty Registration Form

INSTALLATION COMPANY

Contractor’s Name & License Number

Site Address

City/State/Zip

Installation Date

E-Mail

Telephone

END-USER CONTACT INFORMATION

End-User Name

Address

City/State/Zip

Today’s Date

E-Mail

Telephone

SITE CONTACT INFORMATION

Name

Address

City/State/Zip

Today’s Date

E-Mail

Telephone

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SkyWolf Warranty Registration Form

Hybrid Wind Turbine

Part Number & Rev/Serial Number (located on bottom pole)

Solar Panels

Manufacturer of Panel(s)

Panel Model Number

Serial Numbers (16)

Slip Ring

Manufacturer

Model Number

Date of Commissioning

Serial Number

Wind Inverter

Manufacturer

Model Number

Date of Commissioning

Serial Number

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SkyWolf Warranty Registration Form

Solar Inverter

Manufacturer

Model Number

Date of Commissioning

Serial Number

Wind Interface Box

Manufacturer

Model Number

Date of Commissioning

Serial Number

Generator

Manufacturer

Model Number

Date of Commissioning

Serial Number

Resistor

Manufacturer

Model Number

Date of Commissioning

Serial Number

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